3: UNITED STATES

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): May 5, 2004

Commission file number 0-21513

DXP Enterprises, Inc.

(Exact name of registrant as specified in its charter)
Texas	76-0509661
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

7272 Pinemont, Houston, Texas 77040
(Address of principal executive offices)

_________________________

Registrant's telephone number, including area code:

(713) 996-4700

_________________________

ITEM 9. REGULATION FD DISCLOSURE

The following information is furnished pursuant to Regulation FD.

On May 5, 2004, the Registrant issued a press release announcing financial results for the quarterly period ending March 31, 2004. A copy of the press release is attached as Exhibit 99.1 hereto.

Exhibit No. Description

  Press Release dated May 5, 2004

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 6, 2005

DXP ENTERPRISES, INC.

By: /s/ Mac McConnell

Mac McConnell

Senior Vice President and

Chief Financial Officer

Exhibit 99.1

NEWS RELEASE

CONTACT: Mac McConnell

Senior Vice President, Finance

"www.dxpe.com/">www.dxpe.com

DXP ENTERPRISES ANNOUNCES FIRST QUARTER RESULTS

NET INCOME INCREASES 45%

Houston, TX, -- May 5, 2004- DXP Enterprises, Inc. (NASDAQ: DXPE) today announced net income of $0.7 million for the first quarter ending March 31, 2004, with earnings per share of $.12 compared to net income of $0.5 million and earnings per share of $.10 for the first quarter of 2003. Sales increased 1.2% to $37.9 million from $37.5 million for the first quarter of last year.

David R. Little, Chairman and Chief Executive Officer said, "DXP's ability to make significant and measurable strides in this environment is a testament to our strategic efforts. We are reducing expenses, pursuing operating efficiencies and prudently managing assets.

The company believes that its commitment to customer service and innovative cost saving initiatives for industrial customers continues to make DXP a valued and reliable resource for capital equipment, technical services, and maintenance, repair, operations and production (MROP) products.

"Our first quarter performance motivates us to continue the strategic initiatives that have boosted our net income," said Little. "With the economy strengthening and our opportunities to make proposals increasing, and our continued success in achieving profitable results through our SmartSourceSM program, we believe we are ideally positioned for stronger growth."

DXP Enterprises, Inc., based in Houston, Texas, is a leading distributor of products and services for industrial MROP and capital equipment projects, including integrated supply solutions through the Company's SmartSourceSM program, and provides engineering expertise and logistics capabilities to industrial customers. SmartSource allows a customer to choose from a complete continuum of supply options, ranging from traditional distribution to integrated supply. This program offers a customer a more effective way to manage his MROP supply needs and to realize documented cost savings by outsourcing supply room purchasing, supply room accounting, and supply room management to DXP. DXP also provides fluid handling equipment, bearings, power transmission equipment, general mill supplies, safety supplies and electrical products to customers in the general manufacturing, energy, petrochemical, service and repair, and wood products industries.

The Private Securities Litigation Reform Act of 1995 provides a "safe-harbor" for forward-looking statements. Certain information included in this press release (as well as information included in oral statements or other written statements made by or to be made by the Company) contains statements that are forward-looking. Such forward-looking information involves important risks and uncertainties that could significantly affect anticipated results in the future; and accordingly, such results may differ from those expressed in any forward-looking statement made by or on behalf of the Company. These risks and uncertainties include, but are not limited to; ability to obtain needed capital, dependence on existing management, leverage and debt service, domestic or global economic conditions, and changes in customer preferences and attitudes. For more information, review the Company's filings with the Securities and Exchange Commission.

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UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF INCOME

	Three Months Ended
	March 31,
	2004	2003
Sales	$ 37,910	$ 37,461
Cost of sales	28,299	27,975
Gross profit	9,611	9,486
Selling, general and administrative expense	8,335	8,414
Operating income	1,276	1,072
Other income	17	22
Interest expense	(223)	(343)
Income before taxes	1,070	751
Provision for income taxes	392	283
Net income	678	468
Preferred stock dividend	23	23
Net income attributable to common
shareholders	$ 655	$ 445

Basic income per share	$ 0.16	$ 0.11
Common shares outstanding	4,070	4,072
Diluted income per share	$ 0.12	$ 0.10
Common and common equivalent shares
outstanding	5,514	4,533